UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported):
December 10, 2015

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 8.01: Other Events

As previously disclosed, during the first quarter of fiscal 2016, Campbell Soup Company (“we,” “us,” “our” or the “company”) modified our segment reporting and our method of accounting for defined benefit pension and postretirement plans. This Current Report on Form 8-K is being filed to reflect certain retrospective revisions to portions of our Annual Report on Form 10-K for the year ended August 2, 2015 (the “2015 Form 10-K”) related to these modifications.
Through the fourth quarter of fiscal 2015, we reported the results of our operations in the following reportable segments: U.S. Simple Meals; Global Baking and Snacking; International Simple Meals and Beverages; U.S. Beverages; and Bolthouse and Foodservice. As of the beginning of fiscal 2016, we are managing our businesses in three divisions focused mainly on product categories. The new divisions, which represent our operating and reportable segments, are as follows:

•
Americas Simple Meals and Beverages segment includes the retail and food service channel businesses in the U.S., Canada and Latin America. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; Plum food and snacks; V8 juices and beverages; and Campbell’s tomato juice.

•
Global Biscuits and Snacks segment includes Pepperidge Farm cookies, crackers, bakery and frozen products in U.S. retail; Arnott’s biscuits in Australia and Asia Pacific; and Kelsen cookies globally. The segment also includes the simple meals and shelf-stable beverages business in Australia and Asia Pacific.

•
Campbell Fresh includes Bolthouse Farms fresh carrots, carrot ingredients, refrigerated beverages and refrigerated salad dressings; Garden Fresh Gourmet salsa, hummus, dips and tortilla chips; and the U.S. refrigerated soup business.

In fiscal 2016, we also modified our method of allocating pension and postretirement benefit costs to our segments. Through fiscal 2015, we included all components of benefit expense in measuring segment performance. In fiscal 2016, only service cost is allocated to segments. All other components of expense, including interest cost, expected return on assets, and recognized actuarial gains and losses, are reflected in Corporate and not included in segment operating results.
Our segment results have been adjusted retrospectively to reflect these revisions in all periods presented in Exhibit 99.1.
In fiscal 2016, we elected to change our method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. Historically, actuarial gains and losses associated with benefit obligations were recognized in Accumulated other comprehensive loss in the Consolidated Balance Sheets and were amortized into earnings over the remaining service life of participants to the extent that the amounts were in excess of a corridor. Under the new policy, gains and losses will be recognized immediately in our Consolidated Statements of Earnings as of the measurement date, which is our fiscal year end, or more frequently if an interim remeasurement is required. In addition, we will no longer use a market-related value of plan assets, which is an average value, to determine the expected return on assets but rather will use the fair value of plan assets. We believe the new policies will provide greater transparency to on-going operating results and better reflect the impact of current market conditions on the obligations and assets.
The changes in accounting policy have been retrospectively applied to all periods presented in Exhibit 99.1.
We updated and revised the following items in the 2015 Form 10-K to reflect the retrospective revisions discussed above:

•	Item 6. Selected Financial Data

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 8. Financial Statements and Supplementary Data
For Items 6, 7, and 8, the revisions included in Exhibit 99.1 supersede the corresponding portions of the 2015 Form 10-K.  For Item 1 (“Business”), with regard to the research and development expenses for fiscal years 2015, 2014 and 2013, the amounts disclosed in the 2015 Form 10-K agree to amounts on the Consolidated Statements of Earning as originally filed. However, the amount of such research and development expenses have been superseded by the recast research and development expenses reported in the revised Item 8 of the 2015 Form 10-K included in Exhibit 99.1.
Other than as set forth above, the information in this Current Report on Form 8-K does not modify or update the disclosures in the 2015 Form 10-K in any way, nor does it reflect any subsequent information or events, other than as required to reflect the changes described above. This Current Report on Form 8-K, including the exhibits, should be read in conjunction with the 2015 Form 10-K and our subsequent SEC filings.

Item 9.01: Financial Statements and Exhibits.

(d)    Exhibits

23	Consent of PricewaterhouseCoopers LLP

99.1	Updates to the company’s Annual Report on Form 10-K for the year ended August 2, 2015

Item 6. Selected Financial Data
Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
Item 8. Financial Statements and Supplementary Data
101.INS	XBRL Instance Document

101.SCH	XBRL Schema Document

101.CAL	XBRL Calculation Linkbase Document

101.DEF	XBRL Definition Linkbase Document

101.LAB	XBRL Label Linkbase Document

101.PRE	XBRL Presentation Linkbase Document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 10, 2015

CAMPBELL SOUP COMPANY

By: /s/ Anthony P. DiSilvestro
Anthony P. DiSilvestro
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

23	Consent of PricewaterhouseCoopers LLP

99.1	Updates to the company’s Annual Report on Form 10-K for the year ended August 2, 2015

Item 6. Selected Financial Data
Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
Item 8. Financial Statements and Supplementary Data

101.INS	XBRL Instance Document

101.SCH	XBRL Schema Document

101.CAL	XBRL Calculation Linkbase Document

101.DEF	XBRL Definition Linkbase Document

101.LAB	XBRL Label Linkbase Document

101.PRE	XBRL Presentation Linkbase Document